UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2021

DYNATRACE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39010		47-2386428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1601 Trapelo Road, Suite 116	Waltham	MA	02451
(Address of principal executive offices)			(Zip Code)
(617) 530-1000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of John Van Siclen as Chief Executive Officer

On November 15, 2021, the Company announced that, in connection with his planned retirement, John Van Siclen will resign upon mutual agreement with the Company’s Board of Directors (the “Board”) as the Company’s President and Chief Executive Officer and as a director of the Board, effective no later than December 13, 2021. Mr. Van Siclen’s resignation is not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with his resignation, the Company entered into a Transition Agreement with Mr. Van Siclen, subject to the terms of which, including the requirement that Mr. Van Siclen executes and does not revoke a general release of claims against the Company: (i) Mr. Van Siclen will not be eligible for any severance pursuant to the terms of his employment agreement or otherwise, (ii) upon his resignation as President and Chief Executive Officer, Mr. Van Siclen will no longer be an employee of the Company or serve as a member of the Board but he shall serve as a consultant to the Company through May 31, 2022 and will receive consulting fees of $50,000 per month, (iii) Mr. Van Siclen will be eligible for his bonus for Fiscal Year 2022, (iv) Mr. Van Siclen will continue to vest in his outstanding equity grants through the end of the consulting period, and the date for Mr. Van Siclen to exercise any stock options that are vested through the end of his consulting relationship will be extended for a one year period after such date (or until the original expiration date of the option, if earlier), (v) Mr. Van Siclen’s noncompetition obligations will continue until May 31, 2023, and (vi) the Company will continue to provide certain insurance benefits until December 13, 2022. The foregoing summary does not purport to be complete and is qualified in its entirety by the Transition Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(c) Election of Rick McConnell as Chief Executive Officer

On November 15, 2021, the Company announced that the Board has appointed Rick McConnell, age 55, as the Company’s Chief Executive Officer and Class I director of the Board, effective no later than December 13, 2021. The term of the Company’s Class I directors, including Mr. McConnell, expires at the annual meeting of stockholders to be held in 2023 or upon the election and qualification of successor directors. Prior to joining the Company, Mr. McConnell served as President of Akamai Technologies, Inc., and General Manager of its Security Technology Group since March 2021. From May 2016 through February 2021, he served as President and General Manager of Akamai’s Web Division. In addition, Mr. McConnell previously served as Akamai’s President – Products and Development from January 2013 through May 2016 and in other executive positions with Akamai since November 2011. Mr. McConnell holds a Bachelor of Arts in Quantitative Economics and a Master of Business Administration from Stanford University.

In connection with his appointment as Chief Executive Officer the Company, the Company entered into an Employment Agreement with Mr. McConnell providing for: (i) a base salary of $610,000 per year, (ii) a one-time cash bonus equal to $250,000, subject to certain clawback provisions set forth in the Employment Agreement, (iii) eligibility to receive cash incentive compensation with a target of 100% of his base salary, subject to the terms of any applicable incentive compensation plan(s), (iv) a grant of 168,800 restricted stock units (the “Time-Based RSUs”), 50% of which shall vest in two equal installments on November 15, 2022 and November 15, 2023 (the “Two Year RSUs”), and the remaining 50% of which shall vest over four (4) years, in each case subject to Mr. McConnell’s continued service with the Company, (v) a grant of 168,800 restricted stock units, 50% of which shall vest upon achievement of certain fiscal year performance metrics in 2023 and 50% of which shall vest upon achievement of certain fiscal year performance metrics in 2024, subject to Mr. McConnell’s continued service with the Company, (vi) in the event that Mr. McConnell’s employment is terminated without cause, as defined in the Employment Agreement, or if Mr. McConnell terminates his employment for good reason, as defined in the Employment Agreement, and if he executes a separation and release agreement, the Company will be obligated to (1) pay him a cash severance payment equal to the sum of 12-months of his then-current base salary, the amount of any bonus earned in respect of the prior fiscal year that would have been paid if Mr. McConnell’s employment had not been terminated and 100% of his target bonus for the then-current year, with payments made ratably over a 12 month period (2) if the Date of Termination is before March 31, 2023, fully accelerate the Two Year RSUs as of the later of (A) the date of termination or (B) the effective date of the separation and release agreement, and (3) if he elects healthcare continuation coverage under the law known as “COBRA,” pay up to 12-monthly payments equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. McConnell if he had remained employed by the Company, and (vii) if Mr. McConnell’s employment is terminated without cause or Mr. McConnell terminates his employment for good reason either 3 months before or during the 12-month period after a change in control, and if he executes a separation and release agreement, then in lieu of the payments and benefits set forth in (vi), he would be entitled to (1) a lump-sum cash severance payment equal to the sum of 24 months of Mr. McConnell’s then-current base salary and the amount of any bonus earned in respect of the prior fiscal year that would have been paid if his employment had not been terminated, (2) acceleration of all unvested equity awards, as of the later of (A)

the date of termination or (B) the effective date of a separation and release agreement, and (iii) if he elects healthcare continuation coverage under COBRA, the Company will pay up to 18-monthly payments equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. McConnell if he had remained employed by the Company. The foregoing summary does not purport to be complete and is qualified in its entirety by the Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The Company and Mr. McConnell also entered into an agreement regarding confidentiality, intellectual property assignment and certain post-termination covenants of Mr. McConnell, including non-solicitation and non-competition.

The Company will enter into an indemnification agreement with Mr. McConnell in connection with his employment and appointment to the Board, which will be in substantially the same form as that entered into with the other executive officers of the Company filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1/A filed on July 22, 2019 and incorporated herein by reference.

There are no family relationships between Mr. McConnell and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. McConnell that are reportable pursuant to Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Mr. McConnell and any other persons pursuant to which he was appointed as Chief Executive Officer and member of the Board.
Item 7.01. Regulation FD Disclosure
On November 15, 2021, the Company issued a press release announcing Mr. McConnell’s appointment as Chief Executive Officer and director, and Mr. Van Siclen’s resignation from the Company. A copy of the press release is furnished as Exhibit 99.1 to this Report on Form 8-K.
The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Transition Agreement between the Company and John Van Siclen, dated as of November 15, 2021
10.2	Employment Agreement between the Company and Rick McConnell, dated as of November 15, 2021
99.1	Press Release issued by Dynatrace, Inc. dated November 15, 2021
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2021	Dynatrace, Inc.

	By:	/s/ Kevin C. Burns
Kevin C. Burns
Chief Financial Officer & Treasurer
(Principal Financial Officer)